EXHIBIT 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated March 26, 2002, with respect to the financial statements and schedule of Blizzard Genomics, Inc. included in CytRx Corporation’s Proxy Statement No. 000-15327 on Schedule 14A, filed with the Securities and Exchange Commission on June 11, 2002, and incorporated by reference in the Registrant’s Report on Form 8-K/A pertaining to CytRx Corporation’s acquisition of Global Genomics Capital, Inc.

By:	/s/ SILVERMAN OLSON THORVILSON & KAUFMANN, LTD.

Silverman Olson Thorvilson & Kaufmann, Ltd.

March 28, 2003
Minneapolis, Minnesota

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